Exhibit 99.1 Business Update February 28, 2020

Forward-Looking Statements Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs through regulated rates, including costs related to uninsured wildfire-related and mudslide-related liabilities, costs incurred to mitigate the risk of utility equipment causing future wildfires and costs incurred to implement SCE's new customer service system; • ability of SCE to implement its WMP, including effectively implementing Public Safety Power Shut-Offs when appropriate; • ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties; • risks associated with AB 1054 effectively mitigating the significant risk faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including SCE's ability to maintain a valid safety certification, SCE's ability to recover uninsured wildfire-related costs from the Wildfire Insurance Fund, the longevity of the Wildfire Insurance Fund, and the CPUC's interpretation of and actions under AB 1054, including their interpretation of the new prudency standard established under AB 1054; • decisions and other actions by the CPUC, the FERC, the NRC and other regulatory and legislative authorities, including decisions and actions related to determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and mudslide-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, and delays in regulatory and legislative actions; • ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms; • risks associated with the decommissioning of San Onofre, including those related to public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns; • extreme weather-related incidents and other natural disasters (including earthquakes and events caused, or exacerbated, by climate change, such as wildfires), which could cause, among other things, public safety issues, property damage and operational issues; • physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data; • risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as CCAs and Electric Service Providers; • risks inherent in SCE's transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the CAISO's transmission plans, and governmental approvals; and • risks associated with the operation of transmission and distribution assets and power generating facilities, including public and employee safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts. Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. February 28, 2020 1

Table of Contents Updated (U) or New (N) from October 2019 Page Business Update EIX Shareholder Value 3 U EIX Summary, SCE Long-Term Growth Drivers 4-5 U SCE Capital Expenditures and Rate Base Forecast 6-8 U Commitment to Sustainability: California Mandates, SCE’s Pathway 2045, SCE Investments 9-11 N,U Wildfire Risk and Mitigation Summaries, 2019 Wildfire Legislation Update, AB 1054 Wildfire Fund 12-15 N,U SCE Key Regulatory Proceedings 16 U SCE 2021 General Rate Case Overview and Timeline 17-18 U SCE CPUC 2020 Cost of Capital 19 N SCE Distribution and Transmission Capital Expenditure Detail 20-23 U Operational Excellence 24 Edison Energy Group Summary 25 U 2020 EIX Core Earnings Guidance 26-27 N Annual Dividends Per Share 28 U Appendix Commitment to Sustainability: Transparency, Strong Corporate Governance 30-31 N SCE Regulatory Framework 32 SCE Historical Rate Base and Capital Expenditures 33-34 U Power Grid of the Future 35 SCE Customer Demand Trends, Bundled Revenue Requirement, SAR Historical Growth, Rate and Bills Comparison 36-39 U SCE CCA Overview, Residential Rate Reform and Other 40-43 U Fourth Quarter and Full Year 2019 Earnings Summary, Results of Operations, Non-GAAP Reconciliations 44-51 N,U February 28, 2020 2

EIX Strategy Should Produce Long-Term Value Sustained Earnings and Dividend Electric-Led Clean Energy Future Growth Led by SCE SCE Rate Base Growth Drives Earnings EIX Vision • 7-8% average annual rate base growth • Lead transformation of the electric power through 2023 industry • SCE earnings expected to track rate base • Focus on clean energy, efficient growth over the long term electrification, grid of the future and customer choice Constructive Regulatory Structure SCE Electric-Led Clean Energy Strategy • Decoupling of electricity sales • Addressing wildfire risk • Balancing accounts • Cleaning the power system • Forward-looking ratemaking • Strengthening and modernizing the grid • Prudency standard shifting burden of proof • Achieving operational and service from utility excellence • Helping customers make cleaner energy Sustainable Dividend Growth choices • Target payout ratio of 45-55% of SCE Edison Energy Strategy earnings • Partnering with global market leaders to align energy investments with strategic goals • Empowering organizational vision, mitigating risk, and achieving long-term sustainability and cost saving targets February 28, 2020 3

About Edison International Vision is to lead the transformation of the electric power industry, focusing on opportunities in clean energy, efficient electrification, grid of the future, and customer choice About Southern California Edison One of the nation’s largest electric utilities •15 million residents •5 million customer •50,000 square-mile in service territory accounts service area Significant infrastructure investment •118,000 miles of •3,200 MW owned generation distribution/transmission lines Above average rate base growth driven by • Safety and reliability  Infrastructure replacement  Wildfire mitigation • California’s low carbon objectives  Grid modernization  Transportation electrification  Energy storage Limited Generation Exposure • Own less than 20% of its power • Majority of future needs via generation competitive solicitations About Edison Energy • An independent advisory and services company with advanced analytic capabilities to design optimal energy portfolio solutions for large-scale commercial and industrial customers February 28, 2020 4

SCE Long-Term Growth Drivers

	Description	Timeframe/Regulatory Process
Infrastructure Replacement	Sustained level of infrastructure investment required until equilibrium replacement rates achieved and then maintained	• Ongoing - current and future GRCs
Wildfire Prevention and Mitigation	Utility investment and operational practices that mitigate wildfire risk and bolster fire prevention and response activities	• 2018 – Filed Grid Safety & Resiliency application, requesting $582 million of total costs (capital: $407 million) • 2019 & 2020 – Filed Wildfire Mitigation Plans • Ongoing – future GRCs • First ~$1.6 billion fire risk mitigation capital spend will be securitized per AB 1054
Electrification of Transportation and Other Sectors	Utility investment to build and support the expansion of transportation electrification in passenger and light-, medium- and heavy-duty vehicles and support electrification of other sectors of the economy	• 2018 & 2019 – Medium- and Heavy-Duty (MD/HD) Vehicle Transportation Electrification (TE) program approved, totaling $356 million; Charge Ready 2 application filed, requesting $760 million; Charge Ready Bridge Funding approved totaling $22 million • 2020-2030 – Potential investments to support electrification in other sectors of the economy
Transmission	Future transmission investment to meet 60% renewables mandate in 2030, 100% clean energy by 2045 and to support reliability	• 2017-2022 – Multiple projects approved by CAISO in permitting and/or construction • 2023-2045 – Future needs largely driven by CAISO planning process
Energy Storage	SCE-owned investment opportunities under existing CPUC proceedings	• Today – Most commitments via contracts; over 720 MW procured • 2020-2023 – $69 million of capital spending forecasted; procurement target of 580 MW by 2020 as utility-owned or procured; additional reliability proceeding ongoing
Grid Modernization	Accelerate circuit upgrades, automation, communication, and analytics capabilities at locations to integrate distributed energy resources	• 2018-2020 – Approximately $590 million of capital spending approved in 2018 GRC decision • 2021-2023 – Approximately $750 million of capital spending requested in 2021 GRC application • 2025 – CPUC target to complete grid modernization but may take longer

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SCE Capital Expenditure Forecast

($ billions)


Distribution
Transmission
Generation
Wildire mitigation-related spend[1]
$4.8
$5.0
$5.4
$5.4
$5.4
2019 (Actual)
2020
2021
2022
2023
Range Case[3]
$4.8
$4.9
$4.9
$4.8

$19.4 - $21.2 billion capital program for 2020-2023

- This capital forecast includes:
  - 2018 GRC approved CPUC capital spend for 2019-2020
  - 2021 GRC requested CPUC capital spend for 2021-2023
  - Non-GRC capital programs including Charge Ready Pilot, Medium- and Heavy-Duty (MD/HD) Transportation Electrification and 2019-2020 wildfire mitigation-related programs
  - FERC forecasted capital spend
- Long term growth drivers include:
  - Infrastructure Replacement
  - Wildfire Mitigation
  - Transportation Electrification
  - Transmission Infrastructure
- Authorized/Actual may differ from forecast; previously authorized amounts in the last three GRC cycles were 89%, 92% and 92%[2] of capital requested, respectively

1. In accordance with Assembly Bill 1054, ~$1.6 billion of wildfire mitigation-related spend shall not earn an equity return. See "SCE Wildfire Capital Forecast" slide for further information on wildfire-related capital spend
2. Approval percentage for the 2018 GRC excludes Grid Modernization and project approvals that were deferred to the next General Rate Case for timing reasons
3. The low end of the range for 2021-2023 reflects a 10% reduction on the total capital forecast using management judgment based on historical experience of previously authorized amounts and potential for permitting delays and other operational considerations. The low end of the range for 2020 reflects a 10% reduction applied only to FERC capital spending and non-GRC programs

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SCE Rate Base Forecast ($ billions) $41.0 $38.2 $35.9 $33.4 $30.8 $28.5 Range Case 1 2018 2019 2020 2021 2022 2023 CAGR Range Case 2 $28.5 $30.8 $33.3 $35.1 $37.0 $39.2 6.6% 1. Morongo Transmission holds an option to invest up to $400 million in the West of Devers Transmission Project, or half of the estimated cost of the transmission facilities only, at the in-service date, estimated to be 2021. In the table above, the rate base has been reduced to reflect this option. Capital forecast includes 100% of the project spend 2. Rate base forecast range case reflects capital expenditure forecast range case Note: Weighted-average year basis. FERC based on latest forecast and represents approximately 20% of total rate base throughout the forecast period. CPUC excludes the ~$1.6 billion of SCE’s fire risk mitigation capital expenditures in accordance with Assembly Bill 1054. CPUC also excludes the “rate-base offset” adjustment related to the 2015 GRC write-off of the regulatory asset for 2012-2014 incremental tax repairs and rate base associated with projects or programs that have not yet been approved, except for GS&RP spend incurred before August 1, 2019. February 28, 2020 7

SCE Wildfire Capital Forecast

($ billions)


All Other Wildfire-Related Mitigation Spend 1
Wildfire-Related Mitigation Spend - AB1054
$0.7
$0.2
$0.5
$0.9
$0.9
$1.0
$0.8
$0.2
$1.1
$1.1
$1.4
$1.4
2019 Actual
2020
2021
2022
2023

$4.4 Billion Capital Request for 2020-2023[1]

- Under AB 1054, ~$1.6 billion of SCE's fire risk capital expenditures per CPUC-approved Wildfire Mitigation Plan shall not earn an equity return
  - ➢ SCE assumes all CPUC-jurisdictional wildfire-related mitigation spend generally incurred after AB 1054 passage will be eligible to meet the requirement until the ~$1.6 billion has been incurred
  - ➢ Spending recovered from ratepayers through a securitizable dedicated-rate component
- Main wildfire-related programs include:
  - ➢ Covered Conductor Program (total capital request of $3.2 billion) – Risk-prioritized replacement of more than 6,000 miles of bare conductor to covered conductor by 2023
  - ➢ Preventative Maintenance Program (total capital request of approximately $310 million) – Enhanced inspection program within High Fire Risk Areas (HFRAs) designed to proactively detect and timely remediate potential in-service failures

1. Includes FERC wildfire mitigation-related spending of $4 million, $5 million, $4 million and $4 million for 2020-2023, respectively; inclusive of overheads

Note: Totals may not foot due to rounding. Forecast based on 2018 GRC request levels.

February 28, 2020 Energy for What's Ahead® 8

Commitment to Sustainability: California Mandates • SCE emissions from delivered power declined 42% between 2005 and 2018, and in 2018, SCE delivered power with only half the GHG emissions per unit of electricity as the estimated U.S. average • California law requires SCE to deliver on some of the most aggressive clean energy mandates in the industry: • By 2020 – 33% of power from Renewables Portfolio Standard (“RPS”)-eligible resources • By 2030 – 60% of power from RPS-eligible resources • By 2045 – 100% carbon-free power State Carbon Emissions Reduction Pathway 2017 California’s GHG Annual million metric tons (MMT) Emissions by Sector 450 Residential Commercial Industrial Commercial and 400 Agriculture Transportation Electricity Residential 350 12% Transportation Electrical 300 41% 40% by 2030 Power [260 MMT] 250 15% 200 Carbon Neutrality Agriculture by 2045 8% 150 [108 MMT] 80% by 2050 100 [86 MMT] Industrial 24% 50 0 2015 2020 2025 2030 2035 2040 2045 2050 SCE sees itself as a catalyst for achieving California’s economy-wide GHG emissions reduction goals, including carbon neutrality by 2045, and a 40% and 80% reduction from 1990 levels by 2030 and 2050, respectively – through economy-wide electrification Source: Data for both charts from California Air Resources Board; California GHG Emissions data as of 2017. February 28, 2020 9

Commitment to Sustainability: SCE’s Pathway 2045 Pathway 2045 outlines our blueprint for how California can achieve carbon neutrality by 2045. This analysis updates and extends SCE’s November 2017 Pathway 2030 and continues to show electric-led path to be most efficient and cost-effective way to meet state carbon reduction and other environmental goals • 100% of grid sales with carbon- • 75% of light-duty vehicles need free electricity to be electric • 80 GW of utility-scale clean • 66% of medium-duty vehicles generation need to be electric • 30 GW of utility-scale energy • 33% of heavy-duty vehicles storage need to be electric • 33% of space and water • Until there is an alternative, heating to be electrified by natural gas generation capacity 2030 provides a crucial role for • 70% of space and water reliability and affordability heating to be electrified by • 40% of natural gas that remains 2045 will be decarbonized through • Building electrification will the addition of biomethane and increase load significantly by hydrogen 2045 – representing 15% of the total load Achieve carbon neutrality by 2045 through powering 100% of grid sales with carbon-free electricity, electrifying the transportation and building sectors, and using low-carbon fuels for technologies that are not yet viable for electrification February 28, 2020 10

Commitment to Sustainability: SCE Investments Clean Energy Efficient Electrification • Reduced GHG emissions from • Approved and proposed delivered power by 42% since 2005 investments of over $1 billion to expand electrification across • 46% carbon-free power delivered Southern California’s economy in 2018, which had only half the GHG emissions per unit of • Award-winning Charge Ready electricity of the US average pilot and bridge funding program are successfully  Targeting carbon neutrality by supporting the installation of 2045 in line with state goals approximately 2,800 EV charge • #1 utility nationally for energy ports for light-duty vehicles storage in 2017 and 2018* • Charge Ready Transport, the • Named national leader in solar largest truck and transit charging for past decade* initiative in the nation, will install infrastructure for at least 870 • Award-winning hybrid enhanced customer sites by 2024 gas turbine project, combining battery storage with natural gas generation *According to the Smart Electric Power Alliance (SEPA) rankings, based on a survey of more than 400 utilities nationally. February 28, 2020 11

2019 Wildfire Mitigation Actions  Inspections: completed overhead inspections of 100% of T&D assets in HFRA; large volume of findings constrained bandwidth for other programs in 2019; transitioning to more risk-prioritized approach using technology and enhanced aerial inspections  Resources: added significant resources to manage accelerated pace of inspections, vegetation management, and infrastructure hardening programs; competition from statewide activities constrains pace of growth  Execution: achieved target volumes of major programs and completed majority of 2019 Wildfire Mitigation Plan (WMP) activities; rapid scaling of programs resulted in opportunities to improve efficiency going forward  Met or exceeded targets in 54 of the 58 programs (our covered conductor, HD cameras and weather station programs all exceeded targets)  Public Safety Power Shutoff (PSPS): rapid deployment of situational awareness tools and capabilities helped to better target outages during high risk conditions; continuing to identify ways to better manage energized/de- energized lines during severe wind conditions while maintaining risk mitigation needs and reducing customer impact  During peak fire season (October 2019), only ~2% of SCE customers were affected by PSPS  Ignitions: ignition cause analysis of 2019 events validated programs and informed further plan updates; as more mitigations are deployed, we expect to reduce the scope and impact of PSPS, but PSPS will have to remain available as a tool to mitigate wildfire risk during severe weather and high Fire Potential Index events  Found over 40 instances of damage to system assets in post-PSPS patrols  Technology: meaningful benefits from field deployment of mobile technology and enhanced data analytics advanced prioritization capabilities, and detection of system issues; increasing adoption of new technologies planned for 2020 and beyond SCE continues to drive process improvements, but has not fundamentally changed the approach to wildfire mitigation February 28, 2020 12

Mitigating Catastrophic Wildfire Risk

	2019 Actuals	2020-22 Wildfire Mitigation Plan
Infrastructure Hardening	**Covered Conductor:** 372 circuit miles completed	4,000 additional circuit miles by Jan 1, 2023 2020: 700-1,000 / 2021: 1,400 / 2022: 1,600
	Undergrounding: leverage risk analysis to identify opportunities	Approximately 17 miles of undergrounding under consideration in 2021-22
Enhanced Operational Practices	**Inspections:** All HFRA distribution and transmission structures inspected	Risk-informed ground & aerial inspection program covering ~50% of HFRA structures annually
	Vegetation Management: expand line clearances to 12 feet; removed ~5,900 hazard tree removals (below target of 7,500); and clear brush at base of >100,000 poles	Continue expanded line clearances; focus on hazard tree assessments and timely removal; expand brush clearing at base of poles to 200,000-300,000
	PSPS: de-energization based on circuit-specific wind speed thresholds	Same de-energization approach with new circuit-specific mitigation plans and customer care programs to reduce customer impacts
Situational Awareness	**Weather Stations:** 357 installed	375-475 weather stations per year
	HD Cameras: 91 installed	Deployment complete as coverage in high fire risk areas effectively maximized

2020-2022 Wildfire Mitigation Plan continues the same foundational strategy with increased focus on risk-prioritization of activities and PSPS impact mitigations

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2019 Wildfire Legislation Update

Summary of Assembly Bill 1054 and Assembly Bill 111	
Safety Oversight and Certification	• Creates Wildfire Safety Division[1] to provide additional wildfire safety oversight • Annual safety certifications issued by Wildfire Safety Division[1] require: 1) an approved wildfire mitigation plan; 2) utility to be in good safety standing; 3) established board safety committee with relevant safety experience; 4) board-level reporting to the CPUC on safety issues5) approved executive compensation structure that promotes safety, ensures public safety and utility financial stability; 6) compensation limits on executive officer contracts; and 7) implementation of, and reporting to the CPUC on wildfire mitigation plans, safety culture assessments and board safety committee recommendations
Cost Recovery Standard	• Provided a utility is "safety certified" and elects to participate in the wildfire "insurance" fund (described below), establishes a FERC-like prudence standard to guide recovery of costs arising from catastrophic wildfires occurring after bill enactment • Prudence is based on reasonable utility conduct with potential for full or partial recovery, considering factors within and beyond a utility's control • FERC-like standard assumes utility is prudent, unless intervenors create serious doubt, shifting burden to the utility to prove prudence
Wildfire Fund	• Establishes a wildfire fund to help wildfire victims and affected communities recover and rebuild more quickly • Wildfire "insurance" fund is an insurance-like fund that more broadly socializes wildfire costs; utilities' participation is voluntary • Fund includes a $10.5 billion ratepayer contribution through a 15-year extension of the Department of Water Resources bond charge; wildfire insurance fund also includes $10.5 billion contribution from utility shareholders • All three IOUs have elected to participate. PG&E must emerge from bankruptcy by June 30, 2020 to participate ➢ SCE's shareholders initially contributed approximately $2.4 billion on September 10 and expect to contribute approximately $95 million annually on January 1 for 10 years[2]
Mitigation CapEx	• First $1.6 billion of SCE's fire risk mitigation capital expenditures as approved in wildfire mitigation plans shall not earn an equity return, but can be recovered from ratepayers through a securitizable dedicated rate component[2]
Liability Cap	• While fund remains solvent, wildfire cost disallowances capped over each trailing 3-year period to 20% of T&D equity rate base • Must be safety certified and not found to be acting with willful or conscious disregard of the safety of others

1. Wildfire Safety Division created within CPUC until duties transferred to newly formed Office of Energy Infrastructure Safety on or after July 2021
2. Excluded from measurement of regulatory capital structure

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Assembly Bill 1054 Wildfire Fund Mechanics[1]

IOUs contribute $10.5 B

- PG&E: $4.8 B initial + $193 M annually for 10 years (conditional on exiting bankruptcy by June 30, 2020)
- SCE: $2.4 B initial + $95 M annually for 10 years
- SDG&E: $0.3 B initial + $13 M annually for 10 years

Customers contribute non-bypassable charge

- $0.9 B per year charge for 15 years ($0.5 B w/o PG&E)
- California Department of Water Resources (DWR) can issue ≤$10.5 B of bonds to reimburse state for initial $2 B contribution and to capitalize fund

Wildfire Fund

- "Covered Wildfire" means any wildfire ignited on or after July 12, 2019, caused by an electrical corporation as determined by the governmental agency responsible for determining causation, in excess of annual utility retention (expected to be ~$1 B)
- Size of fund if all 3 IOUs contribute equal to $21.0-24.0 B[2]; if only SCE & SDG&E contribute fund is $9.6-11.2 B[2]
- Funds invested / managed by administrator selected by California Catastrophe Response Council
- Fund reimbursed if imprudent (see below right), but does not have a separate replenishment mechanism

Fund payment of "eligible claims"[3]

- Pay out claims to claimants on a first come, first served basis subject to fund administrator approval
- Subrogation claims settled at ≤40% approved unless exceptional facts and circumstances; higher amounts may be approved by fund administrator

CPUC prudency determination of operations (serious doubt standard)

If found imprudent, IOU reimburses Wildfire Fund up to 3-year rolling cap

- Liability cap of 20% of T&D Equity Rate Base (~$3.0 B for SCE as of 2020) unless found to have acted with conscious or willful disregard
- Valid safety certification is required
- Liability cap lapses when fund is exhausted

If found prudent, IOU does not reimburse Wildfire Fund

- Valid safety certification is required

1. This summary is based on Edison International's interpretation of Assembly Bill 1054
2. Range based on whether customer charge finances DWR bonds or is contributed directly to Wildfire Fund
3. "Eligible claims" means claims for third-party damages from covered wildfires less annual utility retention (larger of $1.0 B or required insurance layer per fund administrator)

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SCE Key Regulatory Proceedings

Proceeding	Description	Next Steps
	Key CPUC Proceedings	
2021 General Rate Case (A. 19-08-013)	Set CPUC base revenue requirement, capital expenditures and rate base for 2021-2024	Application filed August 30, 2019; Scoping Memo issued in October 2019; intervenor testimony to be filed in April/May 2020; 2024 year expected to be added in late 2020
Application for Approval of Waiver of Capital Structure Rule (A. 19-02-017)	Requesting to a waiver to SCE's authorized capital structure calculation for wildfire liabilities reserve	Awaiting proposed decision
Grid Safety and Resiliency Program (GSRP) (A. 18-09-002)	Requesting $582 million of total cost for 2018-2020; focused on grid hardening and enhanced vegetation management	Settlement filed for in July 2019; awaiting CPUC approval
Application for Recovery of WEMA costs (A. 19-07-020)	Requesting recovery $505 million in insurance premiums and other associated costs tracked in the WEMA	Application filed July 31, 2019; Scoping Memo issued in December 2019; Proposed Decision expected in August 2020
Application for Recovery of CEMA costs (A. 19-07-021)	Requesting recovery $138 million in costs tracked in the CEMA for drought-related work and for work related to 2017 fires	Application filed July 31, 2019; Scoping memo issued on December 6, 2019; Proposed decision expected in mid-2021
2020 Wildfire Mitigation Plan	Evaluating and approving the 2020-2022 wildfire mitigation plan	Filed February 7, 2020
Charge Ready Program (A.14-10-014; A.18-06-015)	Implementation program for charger installations and market education	Pilot report filed in May 2018; Charge Ready Bridge Funding approved in December 2018; expecting proposed decision in first half of 2020
Power Charge Indifference Adjustment (PCIA) OIR (R.17-06-026)	Review, revise, and consider alternatives to the PCIA	Final Phase 1 Decision adopted on October 11, 2018; Final Phase 2 Decision on benchmark refinement/true-up was approved on October 10, 2019; Final decision on portfolio optimization scheduled for Q3 2020
	Key FERC Proceedings	
FERC Formula Rates	Transmission rate setting with annual updates	Replacement rate filed on October 27, 2017 and a settlement covering 1/1/18 through 11/11/19 was approved by FERC; New replacement rate became effective, subject to refund, on 11/12/19; partial settlement reduced request to 11.97%; settlement discussions continuing

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SCE 2021 General Rate Case Overview Filed August 30, 2019, request balances the need to advance California’s ambitious decarbonization policy goals and address emergent wildfire public safety risks, while continuing to provide safe, reliable, and affordable service to customers • 2021 GRC Application (A. 19-08-013) addresses major portion of CPUC-jurisdictional revenue requirement for 2021-2023  Includes operating costs and capital investment requests  Excludes CPUC jurisdictional costs such as fuel and purchased power, cost of capital and other discrete SCE capital projects (such as Charge Ready 2 – SCE’s transportation electrification infrastructure program)  Excludes FERC-jurisdictional transmission revenue requirement • Requests 2021 revenue requirement of $7.554 billion1  $1.109 billion increase over 2020 authorized revenue requirement, a 11.4% increase over total rates2  Requests increases of $423 million for 2022 and $514 million for 2023 • Multi-track schedule proposed to approve 2021-2023 revenue requirement and reasonableness of additional 2018-2020 recorded incremental amounts associated with the Fire Mitigation memorandum accounts (FMA)3 (See “SCE 2021 General Rate Case Timeline” for more information) • On January 16, 2020, the CPUC modified the Rate Case Plan to add a third attrition year to each of the large Investor Owned Utilities rate case cycles – The Assigned Commissioner and ALJs in the 2021 GRC will work with parties to allow time in the schedule for SCE to propose a revenue requirement for 2024 1. Includes all updates to the GRC revenue requirement filed with the CPUC as of February 20, 2020 2. 11.4% includes the impact of lower anticipated 2021 kWh sales and recoveries of non-wildfire memo accounts 3. Includes Wildfire Mitigation Plan Memo Account, Fire Hazard Prevention Memo Account, Grid Safety and Resiliency Program Memo Account and Fire Risk Mitigation Memo Account February 28, 2020 17

SCE 2021 General Rate Case Timeline

- Track 1 includes approval of the 2021-2023 GRC revenue requirement. Track 2 includes reasonableness of additional 2018-2019 recorded incremental amounts associated with the Fire Mitigation memorandum accounts[1]



Estimated
2019
2020
2021
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
GRC Application
Track 2 Filing 2018-2019 FMA Update
Intervenor Testimony
Rebuttal
Evidentiary Hearings
Proposed Decision
Final Decision
Track 2 Proposed Decision
Track 2 Final Decision

- Track 3 includes approval of 2020 recorded incremental amounts associated with the Fire Mitigation memorandum accounts[1] and 2018-2020 Grid Safety and Resiliency Program (GSRP) costs above settlement amount



Estimated
2021
2022
Q1
Q2
Q3
Q4
Q1
Q2
2020 FMA Update
Intervenor Testimony
Rebuttal
Evidentiary Hearings
Proposed Decision
Final Decision

1. Includes Wildfire Mitigation Plan Memo Account, Fire Hazard Prevention Memo Account, Grid Safety and Resiliency Program Memo Account and Fire Risk Mitigation Memo Account

Note: Actual schedule to be set by CPUC in a future regulatory order. The schedule is subject to change over the course of the proceeding.

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CPUC 2020 Cost of Capital CPUC Adjustment Mechanism Moody’s Baa Utility Index Spot Rate 6.0 Moving Average (10/1/19 – 2/24/20) = 3.66% 100 basis point +/- Deadband 5.5 5.0 Starting Value – 4.50% 4.5 Rate (%) 4.0 3.5 3.0 10/1/19 1/1/20 4/1/20 7/1/20 10/1/20 1/1/21 4/1/21 7/1/21 10/1/21 1/1/22 4/1/22 7/1/22 10/1/22 CPUC Cost of Capital approved for 2020-2023 CPUC Authorized • ROE adjustment based on 12-month average of Capital Moody’s Baa utility bond rates, measured from Structure 2020-2023 October 1 to September 30 Common Equity 52% 10.30% • If index exceeds 100 bps deadband from starting index Preferred 5% 5.70% value, authorized ROE changes by half the difference Long-term Debt 43% 4.74% • Starting index value based on trailing 12 months of Moody’s Baa index as of September 30 of each year – Weighted Average Cost of Capital 7.68% 4.50% at September 2019 February 28, 2020 19

SCE Distribution System Investments

Distribution Trends

- Capital expenditures for certain programs deferred over next five years to support reallocation of distribution resources to wildfire mitigation[1]; historical program funding levels will be reinstated in subsequent GRC periods in order to resume trajectory towards equilibrium replacement rate
- Distribution grid requires upgrades to circuit capacity, automation, and control systems to support various grid resiliency and reliability objectives, as well as increased use of distributed energy resources

2020-2023 Capital Spending Drivers

- Automation of distribution circuits
- Pole replacements
- Load growth upgrades
- Cable and overhead conductor replacements
- Preventive and breakdown maintenance
- Circuit breaker, transformer bank and relay replacements/upgrades
- New Service Connections

2020 – 2023 Capital Spending Forecast for Distribution[2] - $17.5 billion



Other
Load Growth
New Service Connections
Wildfire
Infrastructure Replacement
General Plant

1. Deferrals required with infrastructure replacement, load growth and grid modernization programs
2. Other includes, among other things, grid modernization, emergency management, customer requested system modifications, and transportation electrification programs

Note: Forecast based on 2021 GRC request levels.

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SCE Transportation Electrification (TE) Proposals

- Proposals advance the vision of SCE's Pathway 2045, which is an integrated approach to reduce GHG emissions and air pollution by taking action in three California economic sectors: electricity, transportation, and buildings
- These programs accelerate electrification of the transportation sector, supporting SCE's vision of at least 7 million light-duty passenger vehicles and transitioning to zero-emission trucks and transit
  - ➢ Additional studies launched to increase adoption, such as electrification of the Interstate 5 corridor

Medium- and Heavy-Duty (MD/HD) Vehicle Transportation Electrification Program

$356 million Total Cost[1] (in nominal dollars); approved May 2018

- 5-year program
- Approved capital spend of $242 million; O&M of $115 million
- Included in capital spend and rate base forecasts

Charge Ready Pilot

Charge Ready Pilot - $22 million Total Cost[1] (in 2014 dollars); approved January 2016

- Approved capital spend of $12 million; O&M of $10 million
- Supports approximately 1,300 chargers
- Included in capital spend and rate base forecasts

Charge Ready Bridge Funding and 2

Charge Ready "Bridge" Funding - $22 million Total Cost (in 2014 dollars); approved December 2018

- Additional approved capital spend of $12 million; O&M of $10 million; bridge funding must be subtracted from any authorized Charge Ready 2 funding
- Included in capital spend and rate base forecasts
- SCE to install over 1,400 chargers, including 24% in multi-unit dwellings

Charge Ready 2 – $760 million Total Cost[1] (in 2018 dollars); filed June 2018 (pending CPUC approval)

- 4-year program, providing over 50,000 chargers
- $561 million in capital spend; O&M of $199 million
- Not included in capital spend or rate base forecasts

1. Total Cost includes both O&M and capital spend

February 28, 2020

Energy for What's Ahead®

21

SCE Energy Storage

CPUC Energy Storage Program Requirements:

- 1,325 MW target statewide by 2024 (580 MW SCE share); ownership allowed up to 290 MW for SCE
- SCE has flexibility to transfer across 3 approved categories

SCE Procurement Activities to Meet CPUC Requirements:

- SCE has procured over 720 MW of energy storage (includes 60 MW of utility owned storage), ~600 MW of which is eligible to count towards CPUC targets
  - ➢ SCE has exceeded the 580 MW target set by AB 2514
- SCE will file its 2020 Energy Storage and Investment Plan (ESP&IP) on March 2, 2020

SCE Procurement to Meet System Reliability Needs:

- CPUC has directed SCE to procure 1,185 MW of incremental system resource capacity to come online between August 1, 2021 and August 1, 2023. SCE has begun the procurement process
- SCE concurrently launched a separate track to procure utility owned energy storage systems



SCE 2018 Storage Portfolio
MW
350
300
250
200
150
100
50
0
310
*Up to 80% of MW to be shifted between T&D
185
*85 MW excess may offset T&D targets
85
Transmission
Distribution
Customer
Eligible storage to be included in 2020 Storage compliance Plan (Filing date 3/1/2020)
*Storage that is permitted to count in different categories due to flex counting rules
Currently above targets
2020 Cumulative Procurement Target

February 28, 2020

Energy for What's Ahead®

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SCE Large Transmission Projects

Summary of Large Transmission Projects

Project Name	Total Cost[5]	Remaining Investment (as of December 31, 2019)	Estimated In-Service Date
West of Devers[1,2]	$840 million	$356 million	2021
Mesa Substation[1]	$646 million	$273 million	2022
Alberhill System[3]	$486 million	$445 million	—[3]
Riverside Transmission Reliability[4]	$451 million	$440 million	2024
Eldorado-Lugo-Mohave Upgrade	$246 million	$153 million	2021

FERC Cost of Capital

11.2% ROE from January 1, 2018 to November 12, 2019:

- ROE = Base (plus incentives) of 10.7% + CAISO Participation
  - ➢ Application for FERC Formula recovery mechanism post November 12, 2019 was filed April 11, 2019; settlement discussions ongoing
    - Requesting Base ROE of 11.97% + CAISO Participation + Incentive Projects
  - ➢ Requested 50 bp CAISO adder; approved, but application for rehearing requested by CPUC



Boulder City, NV
Laughlin, NV
Hesperia
San Bernardino
Vista
El Casco
Devers
Santa Barbara
Mesa
Jurupa Valley
Riverside
Los Angeles
Alberhill System
Palm Springs
SCE Service Territory
West of Devers
Riverside Transmission Reliability
Mesa 500kV Substation
Alberhill System
Eldorado-Lugo-Mohave Upgrade

1. CPUC approved
2. Morongo Transmission holds an option to invest up to $400 million, or half of the estimated cost of the transmission facilities only, at the in-service date. If the option is exercised, SCE's rate base would be offset by that amount
3. In January 2020, SCE supplemented the existing CPUC record with additional analysis as it relates to the Project need which included alternative projects with lower costs as well as an update to the original project cost that is not reflected in the table above. SCE is unable to predict the timing of a final CPUC decision, the corresponding in-service date, and what the final project costs will be for the Alberhill project
4. While the Riverside Transmission Reliability Project total cost is currently $451 million, the CPUC issued a proposed decision, which if adopted, would increase the project cost to $584 million
5. Total Costs are nominal direct expenditures, subject to CPUC and FERC cost recovery approval. SCE regularly evaluates the cost and schedule based on permitting processes, given that SCE continues to see delays in securing project approvals

February 28, 2020 Energy for What's Ahead® 23

SCE Operational Excellence Defining Excellence Measuring Excellence Top Quartile • Employee and public safety • Safety metrics • Reliability • System performance and reliability (SAIDI and SAIFI) • Customer service • Customer satisfaction • Cost efficiency calculation based on Optimize internal voice-of-customer surveys • Capital productivity • O&M cost per customer • Purchased power cost • Reduce system average rate • Digitization growth with O&M / High performing, continuous purchased power cost reductions improvement culture Ongoing Operational Excellence Efforts February 28, 2020 24

Edison Energy Summary About Edison Energy Edison Energy’s Service Offerings • Edison Energy provides independent, expert advice and services to help large corporate and institutional clients better understand and navigate the choices and risks of managing energy. Edison Renewables & Supply enables decision-makers in organizations to deliver Solutions on their strategic, financial and sustainability goals Sustainability • Optimized energy management is delivered through advanced analytics of the customer’s energy portfolio in alignment with their goals and We Transform strategic objectives, leveraging Edison Energy’s the Business market experience and independence to provide customized advisory solutions of Managing Energy • Edison Energy serves many large-scale and multinational customers, including 12 of the Fortune 50 • Edison Energy continues to see strong and growing Demand client interest and is gaining insights from its work Installations for these customers that are increasingly relevant to Solutions Edison International’s clean energy, electrification and sustainability efforts February 28, 2020 25

2020 EIX Core Earnings Guidance 2020 Core Earnings Per Share Guidance – Building from SCE Rate Base on 2019 Weighted Average Shares $0.20 ($0.10) $5.17 ($0.41) • Interest related to • Financial, ($0.39) debt issued for operating and fund contribution: • Operating $4.47 other: expenses and ($0.09) • $0.32 other: Previously issued • Additional • Energy efficiency: ($0.14) 2019 shares: disallowed ($0.30) $0.02 • Interest expense: executive • • Incremental ($0.27) 2020 Equity Plan: compensation: ($0.09) wildfire ($0.01) mitigation costs not in Regulatory Assets: ($0.14) SCE 2020 EPS from SCE SB 901/AB 1054 EIX Parent Share Count Dilution EIX 2020 Core EPS Rate Base Forecast Variances Impacts & Other Midpoint Guidance EIX 2020 Core EPS guidance range of $4.32 - $4.62 Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. All tax-affected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not foot due to rounding. February 28, 2020 26

2020 EIX Core Earnings Guidance (cont.) Key Assumptions 2020 Assumption Additional Notes Total Rate Base $33.4 billion Based on rate base forecast CPUC Rate Base $26.8 billion Return on Equity (ROE) 10.30% 2020 Cost of Capital Final Decision Capital Structure 52% equity 2020 Cost of Capital Final Decision FERC Rate Base $6.6 billion ~20% of total 2020 rate base forecast Informed by MISO ruling; in line with CPUC 2020 Cost of Capital Final ROE 10.30% Decision Recorded capital structure; 2020 average estimated equity layer; includes charges such as the AB 1054 wildfire insurance fund contributions, wildfire- Capital Structure 47% equity related claims associated with the 2017/2018 wildfire events and the SONGS asset impairment Other Items Equity Market $0.8 billion of EIX equity Includes $0.2 billion of remaining 2019 ATM program and $0.6 billion of Activities issuances additional 2020 equity needs Weighted Average 2019 – 339.7 million shares Share Count 2020 – 369.5 million shares Wildfire Insurance Excluded from core Fund Expense guidance Amortization expense will be a non-core item February 28, 2020 27

EIX Annual Dividends Per Share Sixteen Consecutive Years of Dividend Growth $2.551 $2.42 $2.45 $2.17 $1.92 $1.67 $1.42 $1.35 $1.28 $1.30 $1.22 $1.24 $1.26 $1.16 $1.08 $1.00 $0.80 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Expect dividend growth within target payout ratio of 45-55% of SCE’s earnings 1. 2020 dividend annualized based on December 12, 2019 declaration February 28, 2020 28

Appendix February 28, 2020 29

Commitment to Sustainability: Transparency

Oversight

- **Board and Nom/Gov Committee:**
  - Full board has responsibility for strategic oversight of ESG issues
  - Nominating/Governance Committee reviews ESG trends and ensures oversight of relevant issues by board and committees
- **CEO/Senior Management:**
  - Top management committee, including CEO and direct reports, oversees ESG program

Reporting and Disclosure

- Annual sustainability report framed around corporate strategy and ESG materiality assessment
- Piloted the EEI disclosure template in 2017; updated annually
- Link to Edison's sustainability disclosures: www.edison.com/sustainability

Strategic Alignment

- ESG materiality assessment conducted in 2018, with input from internal and external stakeholders, identifying 19 priority topics
- Reaffirmed corporate strategy; many identified topics related to EIX's clean energy vision
- ESG materiality assessment used as input into corporate strategy updates, ESG commitments/actions, and reporting and disclosure

19 Priority Topics Identified in ESG Materiality Assessment

Transition to a clean energy future	Customers, communities, and employees	Operations and governance
Business model	Affordability & access	Cyber & physical security
Climate change & GHG emissions	Community development	Environmental footprint
Grid modernization & innovation	Customer relations	Governance, transparency & compliance
Local air quality	Diversity & inclusion	Infrastructure reliability & resilience
Renewable energy & distributed energy resources	Employee engagement & workforce development	Public policy engagement
Service & product innovation	Safety & health	Water use & management
Transportation electrification		

Sustainability is central to EIX's strategy to lead the transformation of the electric power industry

February 28, 2020

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Commitment to Sustainability: Strong Governance 7 of 11 Directors are Corporate Independent Board Key Areas of diverse in terms of Governance Committees Oversight 10 of 11 Directors are race/ethnicity, gender Independent (91%) Highlights and/or LGBTQ identification (64%) Independent Board Audit and Finance Strategy and Corporate Chair Goals Regular Independent Compensation and Employee, Contractor Director Executive Executive Personnel and Public Safety Average Age Average Tenure Sessions 60.5 Years 4.4 Years Director Orientation Nominating/Corporate Key Enterprise Risks, and Continuing Governance including Wildfires and Education Cybersecurity Experience, Skills & Attributes Annual Board and Safety and Operations Executive Committee Evaluations Compensation • Safety and Operations Director Retirement at Succession and Talent • Strategic Planning and Capital Markets Age 72 Planning • Risk Management Majority Voting in Diversity and Inclusion • Legal, Regulatory and Public Policy Director Elections • Cybersecurity and Technology 10% Threshold for Other ESG Issues and • Engineering and Science Shareholders to Call Trends Special Meetings • Workforce/Talent Management • Environmental and Sustainability Shareholders May Act by Written Consent • Utility Industry • Financial Expertise Annual Say on Pay Vote • Corporate Governance Proxy Access with • SCE/California Utility Customer Standard Terms February 28, 2020 31

SCE Decoupled Regulatory Framework Regulatory Mechanism Key Benefits Decoupling of Revenues from • Earnings not affected by variability of retail electricity sales Sales • Differences between amounts collected and authorized levels either billed or refunded • Promotes energy conservation • Stabilizes revenues during economic cycles Major Balancing Accounts • Cost-recovery related balancing accounts represented more • Sales than 55% of costs • Fuel and Purchased power • Trigger mechanism for fuel and purchased power adjustments • Energy efficiency at 5% variance level • Pension expense Advanced Long-Term • Upfront contract approvals and prudency standards provide Procurement Planning greater certainty of cost recovery (subject to compliance- related reasonableness review) Forward-looking Ratemaking • Forward and test year GRC with three-year rate cycle • Separate cost of capital mechanism February 28, 2020 32

SCE Historical Rate Base and Core Earnings ($ billions, except per share data) $32.6 $29.6 $27.8 $25.9 $24.6 2015 2016 2017 2018 2019 Core EPS $4.20 $4.22 $4.58 $4.42 $5.01 Note: Recorded rate base, year-end basis. See SCE Core EPS Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures. Since 2015, rate base excludes the “rate-base offset” adjustment related to the 2015 GRC write-off of the regulatory asset for 2012-2014 incremental tax repairs. 2019 rate base excludes $0.3 billion of SCE’s fire risk mitigation capital expenditures in accordance with Assembly Bill 1054. February 28, 2020 33

SCE Historical Capital Expenditures ($ billions) $4.8 $4.4 $3.9 $3.8 $3.5 2015 2016 2017 2018 2019 February 28, 2020 34

Distribution Power Grid of the Future Current State Future State One-Way Electricity Flow Variable, Two-Way Electricity Flow • System designed to distribute electricity • Distribution system at the center of the from large central generating stations power grid • Voltage centrally monitored and • System designed to manage fluctuating maintained resources and customer demand • Increasing integration of distributed • Digital monitoring and control devices and energy resources advanced communications systems to • Limited situational awareness and improve safety and reliability, and integrate visualization tools for power grid DERs operators • Improved data management and power grid operations and cyber risk mitigation Renewable Generation Mandates • Integrated utility distribution with Cross-Subsidized Residential Solar distributed energy resources planning Limited Electric Vehicle Charging Maximize Distributed Resources and Infrastructure Electric Vehicle Adoption • Distribution power grid infrastructure design supports customer choice and greater resiliency February 28, 2020 35

SCE Customer Demand Trends Kilowatt-Hour Sales (millions of kWh) 2015 2016 2017 2018 2019 Residential 30,093 29,579 30,221 29,865 28,985 Commercial 42,396 42,189 42,514 42,369 41,602 Industrial 7,623 7,162 6,659 6,786 6,442 Public authorities 4,795 4,715 4,711 4,510 4,365 Agricultural and other 1,950 1,803 1,498 1,745 1,541 Subtotal 86,857 85,448 85,602 85,276 82,935 Resale 1,080 1,794 1,568 1,867 1,719 Total Kilowatt-Hour Sales 87,937 87,242 87,170 87,143 84,654 Customers Residential 4,393,150 4,417,340 4,447,706 4,477,508 4,499,464 Commercial 561,475 565,222 569,222 572,313 575,254 Industrial 10,811 10,445 10,274 10,078 9,525 Public authorities 46,436 46,133 46,410 46,059 46,012 Agricultural 21,306 21,233 21,045 20,872 20,687 Railroads and railways 130 133 137 131 132 Interdepartmental 22 22 24 24 24 Total Number of Customers 5,033,330 5,060,528 5,094,818 5,126,985 5,151,098 Number of New Connections 31,653 38,076 39,621 39,633 39,308 Area Peak Demand (MW) 23,079 23,091 23,508 23,766 22,009 Note: See Edison International Financial and Statistical Reports for further information. February 28, 2020 36

SCE Bundled Revenue Requirement 2020 Bundled Revenue Requirement $millions ¢/kWh Fuel & Purchased Power – includes CDWR Bond Charge 4,503 7.6 Fuel & Purchased Power (54%) Distribution – poles, wires, substations, service centers 3,920 6.6 Distribution (40%) Generation – owned generation investment and O&M 737 1.2 Generation (8%) Transmission (7%) Transmission – greater than 220kV 731 1.3 Other (-9%) Other – CPUC and legislative public purpose programs, (146) (0.3) system reliability investments, nuclear decommissioning, and prior-year over collections Total Bundled Revenue Requirement ($millions) $9,745 ÷ Bundled kWh (millions) 59,396 = Bundled Systemwide Average Rate (¢/kWh) 16.4¢ SCE Systemwide Average Rate History (¢/kWh) 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 14.3 14.1 14.3 15.9 16.7 16.2 14.8 15.7 16.0 15.9 16.4 Note: Rates in effect as of January 1, 2020. Represents bundled service which excludes Direct Access/CCA customers that do not receive generation services from SCE. February 28, 2020 37

System Average Rate Historical Growth ¢/kWh Comparative System Rates reduced due to the implementation of Average Rates 1) the SONGS Revised Settlement, including % Delta to SCE CAGR NEIL insurance benefits, 2) lower fuel & SCE 16.4¢ -- 30-yr 20-yr 10-yr purchased power costs, and 3) a lower 2015 (‘90-’20) (‘00-’20) (‘10-’20) GRC revenue requirement that includes 1 31% SCE System Average Rate 1.8% 2.7% 1.4% PG&E 21.5¢ flow-through tax benefits Los Angeles Area Inflation 2.5% 2.5% 2.1% SDG&E 24.1¢1 47% Rates include California Climate Credit 22.0¢ Higher gas price forecast post-Katrina Delay in 2012 GRC leads leads to higher rates with subsequent to shorter ramp-up of 19.9¢ 20.0¢ Energy Crisis and refund of over collection rate increase return to normal 18.0¢ 16.4¢ 16.0¢ 14.0¢ 12.0¢ 10.0¢ 8.0¢ 1990 1992 1994 1996 1998 2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020 SCE’s system average rate has grown less than inflation over the last 30 years 1. PG&E Advice 5727-E effective January 1, SDG&E Advice 3487-E effective January 1 February 28, 2020 38

SCE Rates and Bills Comparison

2018-19 Average Residential Bills ($ per Month)



$127
28% Lower
$92
US Average
SCE

2018-19 Average Residential Rates (¢/kWh)



27% Higher
16.4 ¢
12.9 ¢
US Average
SCE

Key Factors

- Average monthly residential bills are lower than the national average as higher rate levels are more than offset by lower usage
- SCE's residential customer usage is lower than the national average due to mild climate and higher energy efficiency appliance and building standards
- SCE's residential rates are above national average due, in part, to a cleaner fuel mix, high cost of living, and lower system load factor

SCE's average residential rates are above national average, but residential bills are below national average due to lower usage

Source: EIA's Form 861M (formerly Form 826) Data Monthly Electric Utility Sales and Revenue Data for 12-Months Ending October 2019. https://www.eia.gov/electricity/data/eia861m/index.html.

February 28, 2020

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Community Choice Aggregator (CCA) Overview

- Assembly Bill 117[1] permits cities and counties, and Joint Powers Authorities (JPAs) to act as CCAs to purchase and sell electricity on behalf of the utility customers within their jurisdiction
- An Order Instituting Rulemaking (OIR R.17-06-026) was opened on June 29, 2017 to review, revise, and consider alternatives to the "Power Charge Indifference Adjustment" or PCIA
  - ➢ The PCIA allocates a proportional share of above-market costs of SCE's energy procurement portfolio to departing load customers to ensure remaining bundled service customers are indifferent
  - ➢ October 11, 2018 Commission decision changes PCIA methodology and has substantially addressed the historical subsidy to departing load that materialized when renewables market prices declined over the past 4 years
    - o Decision also established a Phase 2, which is addressing utility portfolio optimization, PCIA "pre-payment" options for entities and individual departing load customers, and implementation of the "true-up" process for Resource Adequacy (RA) and Renewable Energy Credits (RECs) costs
    - o A Phase 2 final decision on the benchmark and true-up process was approved on October 10, 2019, with the other Phase 2 activities to continue into 2020
- On February 8, 2018, the Commission approved Resolution E-4907 requiring CCAs to demonstrate compliance with annual Resource Adequacy (RA) requirements prior to commencing operations
- Existing Direct Access and CCA load was 26% of SCE's total load at the end of 2019


How Local Energy Aggregation Works
source
CCA
buying electricity supply
delivery
UTILITY
delivering energy, maintaining lines, billing customers
customer
END-USE CUSTOMERS
enabling customer energy choices

Investor-Owned Utility (IOU)		Community Choice Aggregator (CCA)
• IOU Procures Power	➡	• CCA Procures Power
• IOU Maintains T&D Lines		• IOU Maintains T&D Lines
• IOU Provides Customer Service		• IOU Provides Customer Service

Approximately 34% of SCE's bundled service load could be part of a CCA or Direct Access by the end of 2020

February 28, 2020
Energy for What's Ahead®
40

Residential Rate Design OIR Decision • CPUC Order Instituting Ratemaking R. 12-06-013 comprehensively reviewed residential rate structure, including a future transition to Time of Use (TOU) rates  In March 2018, SCE began to migrate 400,000 residential customers to TOU rate structures  Remaining eligible residential customers to be migrated between October 2020 and end of Q1 2022  Awaiting decision on residential fixed charge proposal, estimated Q2 2020. Non-CARE1, Unbundled Rates January 2014 January 2020 Fixed Charge: Fixed Charge: (Single-Family) $0.94/month (Single-Family) $0.94/month (Multi-Family) $0.73/month (Multi-Family) $0.73/month Minimum Bill: Minimum Bill: $1.79/month $10.52/month 2.19 1.20 2.10 2.30 1.25 1.00 1.00 (3%) (11%) (16%) (22%) (37%) (51% of system usage) (60% of system usage) Tiered Rate Level Tiered Rate Level (Relative to Tier 1 Rate) (Relative to Tier 1 Rate) Tier 1: Tier 2: Tier 3: Tier 4: Tier 1: Tier 2: SUE: 100% 101-130% 131-200% >200% 100% 101-400% >400% Usage Level (Rate Ratio / % of Baseline) Usage Level (Rate Ratio / % of Baseline) 1. SCE’s California Alternate Rates for Energy (CARE) program is an income-qualifying program that reduces energy bills for eligible customers by about 33% February 28, 2020 41

Impacts of Abundant Solar Energy (Duck Curve)

New Time-of-Use (TOU) Periods

- On March 1, 2019, SCE changed its basic TOU pricing period definition for the first time in over 30 years
- Abundant mid-day renewable energy lowers prices from 8am-4pm (October - June)
- Highest cost period is now 4pm-9pm, all-days[1]

	Season	Previous	New
On-Peak	Summer	Weekdays: 12-6pm	Weekdays: 4-9pm
Mid-Peak	Summer	Weekdays: 8am-12pm; 6pm-11pm	Weekends: 4-9pm
	Winter	Weekdays: 8am-9pm	Weekdays and Weekends: 4-9pm
Off-Peak	Summer	Weekdays: 11pm-8am Weekends: All	Weekdays and Weekends: All except 4-9pm
	Winter	Weekdays: 9pm-8am Weekends: All	Weekdays and Weekends: 9pm-8am
Super Off-Peak	Winter	N/A	Weekdays and Weekends: 8am-4pm

1. TOU pricing periods defined for non-residential customers per CPUC Decision D.18-07-006. Similar residential TOU definitions were filed by SCE in A.17-12-012

February 28, 2020
Energy for What's Ahead®
42

SCE Net Energy Metering

Monthly Residential Solar Installations and MW Installed



Number of Solar Residential Installations
7000
6000
5000
4000
3000
2000
1000
0
40
35
30
25
20
15
10
5
0
MW Installed
2013
2014
2015
2016
2017
2018
2019
Installations
MW

SCE Net Metering Statistics (12/19)

- 339,730 combined residential and non-residential projects – 2,830 MW installed
- 99.8 % solar projects
- 332,180 residential (7.4% of all residential customers) – 1,825 MW
- 7,550 non-residential – 1005 MW
- Approximately 4,944,708 MWh/year generated

Key Dates

July 1, 2017

- Official start of NEM successor tariff; customers are subject to:
  - Mandatory TOU rate
  - Non-bypassable charges
  - Application fees

July 31, 2017

- Residential customers who meet this deadline are grandfathered for current TOU periods for maximum of 5 years (10 for non-residential)

September 9, 2017

- Smart Inverters required on all solar installations

July 25, 2018

- Smart Inverters with Reactive Power Priority required on all solar installations

Near Term Outlook

- Combination of a flatter tiered rate and the mandatory TOU NEM 2.0 rate structure has helped reduce the per customer cost shift; further efforts to reduce the shift through new TOU pricing periods
- Commission to revisit NEM Successor Tariff by July 2020 to evaluate the existing NEM tariffs and consider the development and adoption of successor tariffs

February 28, 2020

CONFIDENTIAL - DRAFT

Energy for What's Ahead®

43

Fourth Quarter Earnings Summary

	Q4 2019	Q4 2018	Variance
Basic Earnings Per Share (EPS)[1]			
SCE	$ 0.54	$ (4.38)	$ 4.92
EIX Parent & Other	(0.14)	(0.11)	(0.03)
Discontinued Operations[2]	—	0.10	(0.10)
Basic EPS	**$ 0.40**	**$ (4.39)**	**$ 4.79**
Less: Non-core Items			
SCE[2]	$ (0.54)	$ (5.39)	$ 4.85
EIX Parent & Other[2]	(0.05)	(0.04)	(0.01)
Discontinued Operations[2]	—	0.10	(0.10)
Total Non-core	**$ (0.59)**	**$ (5.33)**	**$ 4.74**
Core Earnings Per Share (EPS)			
SCE	$ 1.08	$ 1.01	$ 0.07
EIX Parent & Other	(0.09)	(0.07)	(0.02)
Core EPS	**$ 0.99**	**$ 0.94**	**$ 0.05**

Key SCE EPS Drivers[3]		
Higher revenue[4]		$ 0.32
- CPUC revenue	0.19	
- FERC and other operating revenue	0.13	
Higher O&M		(0.03)
Wildfire-related self-insured retention		(0.05)
Lower depreciation		0.03
Higher net financing costs		(0.03)
Income taxes[4]		(0.07)
Other		—
- Property and other taxes	(0.01)	
- Other operating income	(0.01)	
- Other income and expenses	0.02	
Results prior to impact from share dilution		$ 0.17
Impact from share dilution		(0.10)
Total core drivers		$ 0.07
Non-core items[2]		4.85
Total		$ 4.92

Key EIX EPS Drivers[3]	
EIX parent and other — Higher interest expense and corporate expenses	$ (0.07)
EEG — 2018 goodwill impairment and other	0.05
Total core drivers	$ (0.02)
Non-core items[2]	(0.01)
Total	$ (0.03)

1. See Earnings Non-GAAP reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. See EIX Core EPS non-GAAP reconciliation in Appendix
3. 2019 EPS drivers are reported at a consistent share count of 325.8 million (2019 QTD weighted-average shares outstanding is 359.7 million)
4. Includes $(0.11) of tax expenses charged to customers

Note: Diluted earnings were $0.40 and ($4.39) per share for the three months ended December 31, 2019 and 2018, respectively.

February 28, 2020

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Full-Year 2019 Earnings Summary

	2019	2018	Variance
Basic Earnings Per Share (EPS)[1]			
SCE	$ 4.15	$ (0.95)	$ 5.10
EIX Parent & Other	(0.37)	(0.45)	0.08
Discontinued Operations[2]	—	0.10	(0.10)
Basic EPS	**$ 3.78**	**$ (1.30)**	**$ 5.08**
Less: Non-core Items			
SCE[2]	$ (0.86)	$ (5.37)	$ 4.51
EIX Parent & Other[2]	(0.06)	(0.18)	0.12
Discontinued Operations[2]	—	0.10	(0.10)
Total Non-core	**$ (0.92)**	**$ (5.45)**	**$ 4.53**
Core Earnings Per Share (EPS)			
SCE	$ 5.01	$ 4.42	$ 0.59
EIX Parent & Other	(0.31)	(0.27)	(0.04)
Core EPS	**$ 4.70**	**$ 4.15**	**$ 0.55**

Key SCE EPS Drivers[3]		
Test Year 2018 GRC true-up[4]		$ 0.20
Higher revenue[5]		0.87
- CPUC revenue	0.51	
- 2018 FERC Formula Rate settlement[6]	0.13	
- FERC and other operating revenue	0.23	
Higher O&M		(0.29)
Wildfire-related self-insured retention		(0.05)
Lower depreciation		0.07
Higher net financing costs		(0.15)
Income taxes[5,6]		0.14
Other		0.01
Property and other taxes	(0.02)	
Other operating income	(0.01)	
Other income and expenses	0.04	
Results prior to impact from share dilution		$ 0.80
Impact from share dilution		(0.21)
Total core drivers		$ 0.59
Non-core items[2]		4.51
Total		$ 5.10

Key EIX EPS Drivers[3]	
EIX parent and other — Higher interest expense and corporate expenses	$ (0.13)
EEG — 2018 goodwill impairment, lower corporate expenses and lower losses at the competitive business	0.08
Impact from share dilution	0.01
Total core drivers	$ (0.04)
Non-core items[2]	0.12
Total	$ 0.08

1. See Earnings Non-GAAP reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. See EIX Core EPS non-GAAP reconciliation in Appendix
3. 2019 EPS drivers are reported at a consistent share count of 325.8 million (2019 YTD weighted-average shares outstanding is 339.7 million)
4. Test Year 2018 GRC true-up of $0.20 includes revenue of $(0.34), O&M of $0.06, depreciation of $0.24, interest expense of $(0.01), property and other taxes of $0.01 and income taxes of $0.24
5. Includes $0.08 of tax benefits refunded to customers
6. Includes tax benefits related to the settlement (offset in taxes)

Note: Diluted earnings were $3.77 and $(1.30) per share for the twelve months ended December 31, 2019 and 2018, respectively.

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SCE Annual Results of Operations

($ millions)

- Earning activities – revenue authorized by CPUC and FERC to provide reasonable cost recovery and return on investment
- Cost-recovery activities – CPUC- and FERC-authorized balancing accounts to recover specific project or program costs, subject to reasonableness review or compliance with upfront standards

	2019			2018		
	Earnings Activities	Cost-Recovery Activities	Total Consolidated	Earnings Activities	Cost-Recovery Activities	Total Consolidated
Operating revenue	**$6,678**	**$5,628**	**$12,306**	**$6,560**	**$6,051**	**$12,611**
Purchased power and fuel	—	4,839	4,839	—	5,406	5,406
Operation and maintenance	2,073	863	2,936	1,972	730	2,702
Wildfire-related claims, net of recoveries	255	—	255	2,669	—	2,669
Wildfire insurance fund expense	152	—	152			
Depreciation and amortization	1,727	1	1,728	1,867	—	1,867
Property and other taxes	396	—	396	392	—	392
Impairment and other charges	159	—	159	(12)	—	(12)
Other operating income	(4)	—	(4)	(7)	—	(7)
Total operating expenses	**4,758**	**5,703**	**10,461**	**6,881**	**6,136**	**13,017**
Operating (loss) income	**1,920**	**(75)**	**1,845**	**(321)**	**(85)**	**(406)**
Interest expense	(738)	(1)	(739)	(671)	(2)	(673)
Other income and expenses	119	76	195	107	87	194
(Loss) income before income taxes	**1,301**	**—**	**1,301**	**(885)**	**—**	**(885)**
Income tax (benefit) expense	(229)	—	(229)	(696)	—	(696)
Net (loss) income	**1,530**	**—**	**1,530**	**(189)**	**—**	**(189)**
Preferred and preference stock dividend requirements	121	—	121	121	—	121
Net (loss) income available for common stock	**$1,409**	**—**	**$1,409**	**($310)**	**—**	**($310)**
Less: Non-core items			(293)			(1,750)
Core Earnings			**$1,702**			**$1,440**

Note: See Use of Non-GAAP Financial Measures.

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Updated SCE Wildfire-Related Charges ($ millions) For the year ended December 31, 2019 and December 31, 2018, the income statements and balance sheets include the estimated losses/accrued liabilities (established at the lower end of the reasonably estimated range of expected losses), net of expected recoveries from insurance and FERC customers, related to the 2017/2018 Wildfire/Mudslide Events (as defined in the 10-Ks filed on February 27, 2020 and February 28, 2019) as follows: Income Statement Impacts 2019 2018 Total Charge for wildfire-related claims $232 $4,669 $4,901 Expected insurance recoveries - (2,000) (2,000) Expected revenue from FERC customers (14) (135) (149) Total pre-tax charge $218 $2,534 $2,752 Income tax benefit (61) (709) (770) Total after-tax charge $157 $1,825 $1,982 Total after-tax charge (per share) $0.46 $5.60 Claims Rollforward 2019 Wildfire-related claims (Balance as of December 31, 2018) $4,669 Incremental accrued losses in 2019 232 Payments (public entity’s settlement) (360) Wildfire-related claims (Balance as of December 31, 2019) $4,541 Note: See Use of Non-GAAP Financial Measures. February 28, 2020 47

Earnings Per Share Non-GAAP Reconciliations Reconciliation of EIX Basic Earnings Per Share Guidance to EIX Core Earnings Per Share Guidance EPS Attributable to Edison International 2020 Low Midpoint High SCE $4.84 EIX Parent & Other (0.38) Basic EPS1 $4.32 $4.47 $4.62 Non-Core Items SCE — — — EIX Parent & Other — — — Total Non-Core1 — — — Core EPS SCE $4.84 EIX Parent & Other (0.38) Core EPS1 $4.32 $4.47 $4.62 1. EPS is calculated on the assumed weighted-average share count for 2020 of 369.5 million. Please see 2020 EIX Core Earnings Guidance slide for more information February 28, 2020 48

Earnings Non-GAAP Reconciliations

($ millions)

Reconciliation of EIX GAAP Earnings to EIX Core Earnings

Earnings Attributable to Edison International	Q4 2019	Q4 2018	2019	2018
SCE	$194	($1,429)	$1,409	$(310)
EIX Parent & Other	(51)	(35)	(125)	(147)
Discontinued Operations[1]	—	34	—	34
Basic Earnings	**$143**	**($1,430)**	**$1,284**	**($423)**
Non-Core Items				
SCE[1,2,3,4]	($194)	(1,757)	$(293)	(1,750)
EIX Parent & Other[1,5]	(18)	(12)	(18)	(58)
Discontinued Operations[1]	—	34	—	34
Total Non-Core	($212)	($1,735)	($311)	(1,774)
Core Earnings				
SCE	$388	$328	$1,702	$1,440
EIX Parent & Other	(33)	(23)	(107)	(89)
Core Earnings	**$355**	**$305**	**$1,595**	**$1,351**

1. Includes income tax benefit of $34 million, income tax benefit of $66 million and income tax expense of $12 million in 2018 related to the settlement of the 1994 – 2006 California tax audit for discontinued operations, SCE and EIX parent and other, respectively
2. Includes wildfire-related claims, net of recoveries of $218 million ($157 million after-tax) and $2,534 million ($1,825 million after-tax) in the fourth quarter of 2018 and 2019, respectively
3. Includes amortization of SCE's Wildfire Insurance Fund expenses of $85 million ($61 million after-tax) and $152 million ($109 million after-tax) for the quarter and year-ended December 31, 2019, respectively
4. Includes an impairment charge of $171 million ($123 million after-tax) recorded in second quarter of 2019 for SCE related to the disallowed historical capital expenditures in SCE's 2018 GRC final decision. The fourth quarter 2019 includes an additional $19 million income tax benefits ($88 million in full year 2019) related to changes in allocation of deferred tax re-measurement between customers and shareholders and impact from the approval of the Revised San Onofre Settlement Agreement
5. Includes goodwill impairment at Edison Energy Group of $25 million ($18 million after-tax) in the fourth quarter 2019 and loss on sale of SoCore Energy of $56 million ($46 million after-tax) in April 2018

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EIX Core EPS Non-GAAP Reconciliations Reconciliation of Edison International Basic Earnings Per Share to Edison International Core Earnings Per Share Earnings Per Share Attributable to Edison International 2019 2018 2017 Basic EPS 3.78 ($1.30) $1.73 Non-Core Items (*) SCE Impairment and other 2018 GRC decision – Impairment of utility property, plant and equipment (0.38) — — Implementation of Revised San Onofre Settlement Agreement 0.03 0.03 (1.38) Wildfire-related claims, net of recoveries (0.48) (5.60) — Amortization of Wildfire Insurance Fund expenses (0.34) — — Re-measurement of deferred taxes as a result of Tax Reform 0.27 — (0.10) Settlement of 1994 – 2006 California tax audits — 0.20 — Edison International Parent and Other Edison Energy Group’s goodwill impairment (0.06) — — Sale of SoCore Energy and other — (0.14) 0.04 Settlement of 1994 – 2006 California tax audits — (0.04) — Re-measurement of deferred taxes as a result of Tax Reform — — (1.33) Discontinued operations Settlement of 1994 – 2006 California tax audits — 0.10 — Impact of share dilution (*) 0.04 — — Less: Total Non-Core Items (0.92) (5.45) (2.77) Core EPS $4.70 $4.15 $4.50 (*) 2019 EPS drivers are reported at a consistent share count of 325.8 million (weighted-average shares outstanding is 359.7 million and 339.7 million for fourth quarter and full year 2019, respectively) Note: See Use of Non-GAAP Financial Measures. February 28, 2020 50

Use of Non-GAAP Financial Measures Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings internally for financial planning and for analysis of performance. Core earnings are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the Company's performance from period to period. Core earnings are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (or losses) are defined as earnings or losses attributable to Edison International shareholders less income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as: exit activities, including sale of certain assets, and other activities that are no longer continuing; asset impairments and certain tax, regulatory or legal settlements or proceedings. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Sam Ramraj, Vice President (626) 302-2540 sam.ramraj@edisonintl.com Allison Bahen, Principal Manager (626) 302-5493 allison.bahen@edisonintl.com February 28, 2020 51